EXHIBIT 10.10A


                               AMENDMENT NO. 1 TO


                        CENEX HARVEST STATES COOPERATIVES


                                SHARE OPTION PLAN


     WHEREAS, the Cenex Harvest States Share Option Plan (the "Plan") was adopted by Cenex Harvest States Cooperatives (the "Company") effective January 1, 1998 and was amended on August 31, 1998; and



     WHEREAS, pursuant to authorization of the Board of Directors of the Company, the Company desires to amend the Plan as provided herein.



     NOW, THEREFORE, the Plan is amended, effective June 28, 2001, as follows.



         1. Section 2.15, defining "Market Price," is amended by adding the following at the end thereof:

         In the case of a share of Stock of a private investment company established by the Employer, the Market Price means the aggregate of the closing prices of shares of common or preferred stock of a corporation listed on a national securities exchange and the total net asset values of any mutual fund shares, as determined above, which are owned by the private investment company.

         2. Section 2.21, defining "Stock," is amended and restated as follows:

              2.21 "Stock" means shares of common or preferred stock of a corporation listed on a national securities exchange, shares of a regulated investment company, or shares of a private investment company established by the Employer, designated by the Committee as subject to purchase through the exercise of an Option.

         3. Section 3.2 (d), "Effect of Dividends and Distributions with Respect to Stock," is amended and restated as follows:

              (d) Effect of Dividends and Distributions with Respect to Stock. The Employer agrees to reinvest all dividends and distributions:

                   (i) declared by a regulated investment company whose stock is subject to an Option, or

                   (ii) realized with respect to the underlying investments of a private investment company established by the Employer as well as capital gains realized by such investment company, in additional property of the same kind (or as nearly the same kind as feasible, if property of the same kind is not available). Any property acquired (or deemed to be acquired) through reinvestment will be added to the Stock by rounding to the nearest one thousandth of a share and will be subject to the applicable Option, without any adjustment to the Exercise Price.

         4. Section 3.5, "Stock to be Held in Trust," is amended and restated to appear as follows:

              3.5 Stock May be Held in Trust. Upon the grant of an Option, the Employer, in accordance with the Trust Agreement, may instruct the Trustee to purchase a portion of the Stock underlying each Option Agreement as of the date of the Option Agreement. The Trustee shall hold the securities in its own name until the Plan Participant exercises the Option to purchase securities. The Stock shall not be subject to any security interest, whether or not perfected, or to any option or contract under which any other person may acquire any interest in it, except as otherwise provided in the Trust Agreement.

         5. Section 3.6, "Substitution of Assets Held in Trust," is amended by adding the following to the last sentence thereof: ", the six-month waiting period to exercise the Option shall not be applicable, and any conditions of the grant recited in the original Option pursuant to Section 3.4 shall be carried over to the new Option."

         6. Section 6.4, "Indemnification of the Committee," is amended by striking the following clause from the end of Subsection (c): "and is otherwise reasonably acceptable to such member."



                                        CENEX HARVEST STATES COOPERATIVES



                                        By: /s/ John Schmitz
                                            ------------------------------------
                                            John Schmitz
                                            Executive Vice President and CFO


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